Exhibit 10.2

CONTRIBUTION AGREEMENT

by and between

SUNS SPV LLC,

as the Contributee

and

SOLAR SENIOR CAPITAL LTD.,

as the Contributor

Dated as of August 26, 2011

i

TABLE OF CONTENTS

(cont’d)

SCHEDULES AND EXHIBITS

Schedule I	-	Contributed Portfolio List

Exhibit A	-	Form of Loan Assignment
Exhibit B	-	Form of Officer’s Contribution Date Certificate
Exhibit C	-	Form of Power of Attorney for Contributor

ii

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT, dated as of August 26, 2011, by and between SOLAR SENIOR CAPITAL LTD., a Maryland corporation, as the contributor (the “Contributor”) and SUNS SPV LLC, a Delaware limited liability company, as the contributee (the “Contributee”).

W I T N E S S E T H:

WHEREAS, the Contributee has agreed to Receive (as hereinafter defined) from the Contributor from time to time, and the Contributor has agreed to Contribute (as hereinafter defined) to the Contributee from time to time, certain Loan Assets and Portfolio Assets related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Loan Assets and Portfolio Assets Received hereunder may be Pledged by the Contributee pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents, to the Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, the Contributor agrees that all representations, warranties, covenants and agreements made by the Contributor herein with respect to the Contributed Portfolio shall also be for the benefit of any Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributee and the Contributor, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement or the Loan and Servicing Agreement (as hereinafter defined). References herein to Persons include their successors and assigns permitted hereunder or under the Loan and Servicing Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. References to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement and such terms are hereby incorporated by reference, provided that, if, within such definition in the Loan and Servicing Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

Section 1.2. Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Contribution Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Available Collections” means all cash collections and other cash proceeds with respect to any Loan Asset, including, without limitation, all Principal Collections, all Interest Collections, all proceeds of any sale or disposition with respect to such Loan Asset, cash proceeds or other funds received by the Contributor, the Contributee or the Servicer with respect to any Underlying Collateral (including from any guarantors).

“Contribution” has the meaning specified in Section 2.1(a), and the terms “Contribute” and “Contributed” shall have the corresponding meanings.

“Contributed Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Contributor (or the Contributee in the case of a loan or loan asset originated by the Contributee and certified by Servicer as an approved Eligible Loan Asset) in the property identified below in clauses (i) through (iii) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(i) the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(ii) the Portfolio Assets with respect to the Loan Assets referred to in clause (i); and

(iii) all income and Proceeds of the foregoing.

“Contributee” has the meaning specified in the Preamble.

“Contributee Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Contributee now or hereafter outstanding, except a dividend paid solely in interests of that class of membership interests or in any junior class of membership interests of the Contributee; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Contributee now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Contributee now or hereafter outstanding, and (iv) any payment of management fees by the Contributee. For the avoidance of doubt, (x) payments and reimbursements due to the Servicer in accordance with the Transaction Documents do not constitute Contributee Restricted Junior Payments, and (y) distributions by the Contributee to holders of its membership interests of Loan Assets or of cash or other proceeds relating thereto which have been substituted by the Contributee in accordance with the Loan and Servicing Agreement shall not constitute Contributee Restricted Junior Payments.

“Contribution Date” has the meaning specified in Section 2.1(b).

“Contribution Taxes” means any tax, fee or governmental charge payable by the Contributee, the Contributor or any other Person to any federal, state or local government arising from or otherwise related to the Contribution of any Loan Asset, the related Underlying Collateral (if any) and/or any other related Portfolio Assets from the Contributor to the Contributee under this Agreement (excluding taxes measured by net income).

“Contribution Value” has the meaning specified in Section 2.2.

“Contributor Receipt Event” means with respect to any Loan Asset, the occurrence of a breach of the Contributor’s representations and warranties under Section 4.2 on the Cut-Off Date for such Loan Asset.

“Contributor Termination Event” has the meaning specified in Section 8.1(a).

“Cut-Off Date” means, with respect to each Loan Asset, the date such Loan Asset is Pledged.

“Early Termination” has the meaning specified in Section 8.1.

“Facility Financing Statements” has the meaning specified in Section 3.1(iv).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Investment Policies” means the investment objectives, policies, restrictions and limitations set forth in the filing of the Contributor with the SEC on Form N-2 on February 14, 2011, including any amendments, changes, supplements or modifications thereto.

“Loan and Servicing Agreement” means that certain Loan and Servicing Agreement, dated as of the Closing Date, by and among the Contributee, as the Borrower, the Contributor, as the Servicer and the Transferor, Citibank Global Markets Inc., as the

Administrative Agent, each of the Conduit Lenders from time to time party thereto, each of the Liquidity Banks from time to time party thereto, each of the Lender Agents from time to time party thereto, Citibank, N.A., as the Collateral Agent and Wells Fargo Bank, N.A., as the Account Bank, the Backup Servicer and the Collateral Custodian, as such may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Loan Asset” means any loan or loan participation listed on Schedule I hereto, as the same may be amended, supplemented, restated or replaced from time to time, and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Assignment” means a Loan Assignment executed by the Contributor, substantially in the form of Exhibit A attached hereto.

“Non-Consolidation/True Contribution Opinion” has the meaning specified in Section 4.1(jj).

“Pension Plan” has the meaning specified in Section 4.1(r).

“Portfolio Assets” means all Loan Assets owned by the Contributor, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Contributor in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Contributor is entitled as lender under the applicable Loan Agreement;

(c) any Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(d) all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(e) all Insurance Policies with respect to any Loan Asset;

(f) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(g) all records (including computer records) with respect to the foregoing; and

(h) all collections, income, payments, proceeds and other benefits of each of the foregoing.

“Purchase Price” means, with respect to a Loan Asset to be purchased pursuant to Article VI hereof, (i) the greater of (a) an amount equal to the Contribution Value less all Principal Collections received in respect of such Loan Asset from the Contribution Date to the date of purchase hereunder and (b) an amount equal to the Advance Date Assigned Value multiplied by the Outstanding Principal Balance of such Loan Asset, plus (ii) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent, any Lender Agent or any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law.

“Receipt” means receipt by the Contributee of a contribution to its capital of an Eligible Loan Asset and the related Portfolio Assets from the Contributor pursuant to Article II, and the terms “Receive” and “Received” shall have the corresponding meaning.

“Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).

“RIC” means a person qualifying for treatment as a “regulated investment company” under the Code.

“Schedule I” means the schedule of (i) all loans and loan participations originated by the Contributee and certified by Contributor as an approved Eligible Asset and the related Contributed Portfolio and (ii) all Contributed Portfolio that is Contributed by the Contributor to the Contributee on a Contribution Date, as supplemented on any subsequent Contribution Date by the “Schedule I” attached to the applicable Loan Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof, which schedule shall, together with all supplements and amendments thereto, be included in and made part of the Loan Asset Schedule attached to the Loan and Servicing Agreement.

“SEC” has the meaning specified in Section 5.2(n)(i).

“Substitute Eligible Loan Asset” has the meaning specified in Section 6.2(a).

“Substitution” has the meaning specified in Section 6.2(a).

Section 1.3. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. Reference to days or days without further qualification means calendar days. Reference to any time means New York, New York time.

Section 1.5. Certain References. All references to the Outstanding Principal Balance of a Loan Asset as of a Contribution Date shall refer to the close of business on such day.

ARTICLE II.

CONTRIBUTION AND RECEIPT OF THE ELIGIBLE LOAN ASSETS

AND OTHER PORTFOLIO ASSETS

Section 2.1. Contribution and Receipt of the Eligible Loan Assets and the Other Portfolio Assets.

(a) Subject to the terms and conditions of this Agreement (including the conditions to Receipt set forth in Article III), on and after the Closing Date, the Contributor hereby agrees to (i) contribute (any such contribution, a “Contribution”), from time to time, to the Contributee, without recourse (except to the extent specifically provided herein), and the Contributee hereby agrees to receive, as a contribution to its capital, all right, title and interest of the Contributor (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Contributed Portfolio designated by the Contributor, (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Contributor on account of any Contributed Portfolio hereunder on and after the Contribution Date with respect to such Contributed Portfolio, in each case, within two Business Days of the receipt thereof, and (iii) deliver to the Contributee on the date of each Contribution a certificate of a Responsible Officer certifying that a Loan Asset (if any) that is a loan or loan participation originated by Contributee is approved by Contributor as an Eligible Loan Asset. The Contributor hereby acknowledges that each Contribution to the Contributee hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Contributor. The Contributee hereby acknowledges that each Contribution to the Contributee will be credited to the capital account of the Contributor in the Contributee as further set forth herein and in the limited liability agreement of the Contributee.

(b) The Contributor shall on or prior to any Business Day prior to a Contributor Termination Event (each a “Contribution Date”) execute and deliver to the Contributee a proposed Loan Assignment identifying the Contributed Portfolio to be Contributed by the Contributor to the Contributee on such Contribution Date. From and after such Contribution Date, the Contributed Portfolio listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Contributed Portfolio hereunder.

(c) On or before any Contribution Date with respect to the Contributed Portfolio to be acquired by the Contributee on such date, the Contributor shall provide the Contributee with an Officer’s Certificate, in the form of Exhibit B hereto, signed by a duly authorized Responsible Officer certifying, as of such Contribution Date, to each of the items in Section 4.2.

(d) On and after each Contribution Date hereunder and upon crediting of the Contribution Value therefor to the Contributor’s capital account in accordance with Section 2.3(a) hereof, the Contributee shall own the Contributed Portfolio Contributed by the Contributor to the Contributee on such Contribution Date, and the Contributor shall not take any action inconsistent with such ownership and shall not claim (except for tax and accounting purposes) any ownership interest in such Contributed Portfolio.

(e) Except as specifically provided in this Agreement, the Contribution and Receipt of the Contributed Portfolio under this Agreement shall be without recourse to the Contributor; it being understood that the Contributor shall be liable to the Contributee for all representations, warranties, covenants and indemnities made by the Contributor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Contributor for the credit risk of the Obligors.

(f) Neither the Contributee nor any assignee of the Contributee (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Contributor (including any obligation to perform any obligation of the Contributor, including with respect to any other related agreements) in respect of the Contributed Portfolio (other than the Contributee with respect to Loan Assets originated by the Contributee). No such obligation or liability is intended to be assumed by the Contributee or any assignee of the Contributee (including the Secured Parties) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Contribution of the Contributed Portfolio by the Contributor to the Contributee pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Contributee or any assignee of the Contributee (including the Secured Parties), of any obligation of the Contributor, as lead agent, collateral agent or paying agent under any Agented Note.

(g) In connection with each Receipt of Contributed Portfolio hereunder, the Contributor shall cause to be delivered to the Collateral Custodian and Backup Servicer (with a copy to the Administrative Agent), no later than 2:00 p.m. one Business Day prior to the related Contribution Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate (in the form of Exhibit J to the Loan and Servicing Agreement) from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Contributor shall cause the Loan Asset Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian and the Backup Servicer within five Business Days after the related Contribution Date.1

(h) In accordance with the Loan and Servicing Agreement, certain documents relating to Contributed Portfolio shall be delivered to and held in trust by the Collateral Custodian for the benefit of the Contributee and its assignees, and the Contributee hereby instructs the Contributor to cause such documents to be delivered to the Collateral Custodian. Such delivery to the Collateral Custodian of such documents and the possession thereof by the Collateral Custodian is at the will of the Contributee and its assignees and in a custodial capacity for their benefit only.

(i) The Contributor shall provide all information, and any other reasonable assistance, to the Servicer, the Backup Servicer, the Collateral Custodian and the Collateral Agent necessary for the Servicer, the Backup Servicer, the Collateral Custodian and the

[1]	note: clause (y) of Schedule III of LSA has been revised to allow the 5 day delivery to be consistent

Collateral Agent, as applicable, to conduct the management, administration and collection of the Contributed Portfolio Contributed hereunder in accordance with the terms of the Loan and Servicing Agreement.

(j) In connection with the Receipt by the Contributee of Contributed Portfolio as contemplated by this Agreement, the Contributor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Contribution Date, and its financial statements, that such Contributed Portfolio has been purchased by the Contributee in accordance with this Agreement.

(k) The Contributor further agrees to deliver to the Contributee on or before each Contribution Date a computer file containing a true, complete and correct list of all Loan Assets to be Contributed hereunder on such Contribution Date, identified by Obligor’s name and Outstanding Principal Balance as of the related Cut-Off Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Contributee as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

(l) The Contributor shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Loan Agreements related to any Contributed Portfolio transferred hereunder, including without limitation any obligations pertaining to any Retained Interest.

(m) The Contributor and the Contributee each acknowledge with respect to itself that the representations and warranties of the Contributor in Sections 4.1 and 4.2 hereof and of the Contributee in Section 4.3 hereof, and the covenants and agreements of the Contributor herein, including without limitation, in Article V and Article VI hereof, will run to and be for the benefit of the Contributee and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Contributee when enforcing against the Contributor), the obligations of the Contributor or the Contributee, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations as set forth in this Agreement.

Section 2.2. Contribution Value.

The value assigned to each item of Contributed Portfolio Contributed to the Contributee hereunder (the “Contribution Value”) shall be in a dollar amount equal to the fair market value of such Loan Asset as determined from time to time by the Contributor and the Contributee. Each of the Contributee and the Contributor hereby agree that the fair market value of each Loan Asset Contributed hereunder as of the related Contribution Date shall not be less than the Advance Date Assigned Value thereof multiplied by the Outstanding Principal Balance of such Loan Asset on the related Contribution Date.

Section 2.3 Capital Account Increase.

(a) On each Contribution Date, the capital account of the Contributor shall be increased by an amount equal to the Contribution Value of such item of Contributed Portfolio Contributed to the Contributee on such date. Such capital account increase shall be reflected in the books, records and financial statements of the Contributor.

(b) In connection with each delivery of a Loan Assignment, the Contributor hereunder shall be deemed to have certified, with respect to the Contributed Portfolio to be Contributed by it on such day, that its representations and warranties contained in Sections 4.1 and 4.2 are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred and is continuing or would result therefrom and no Unmatured Event of Default exists or would result therefrom.

(c) Upon any Contribution, title to the Contributed Portfolio included in such Receipt shall vest in the Contributee, whether or not the conditions precedent to such Receipt and the other covenants and agreements contained herein were in fact satisfied; provided that the Contributee shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Contributor in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4. Nature of the Contribution.

(a) It is the express intent of the parties hereto that the Contribution of the Contributed Portfolio by the Contributor to the Contributee hereunder be, and be treated for all purposes (other than for tax and accounting purposes) as an absolute contribution to the capital of the Contributee by the Contributor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Contributed Portfolio, in consideration of, or in exchange for, an increase in the capital account of the Contributor in the Contributee. It is, further, not the intention of the parties that such Contribution be deemed a pledge of the Contributed Portfolio by the Contributor to the Contributee to secure a debt or other obligation of the Contributor. However, in the event that, notwithstanding the intent of the parties, the Contributed Portfolio, or any portion thereof, is held to continue to be property of the Contributor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the contribution of the Contributed Portfolio provided for in this Agreement shall be deemed to be a grant by the Contributor to the Contributee of, and the Contributor does hereby grant to the Contributee, a first priority security interest (subject only to Permitted Liens) in all of the Contributor’s right, title and interest in and to the Contributed Portfolio and all amounts payable to the holders of the Contributed Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the URCA Account and the YRA Account, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Contribution Value of the Contributed Portfolio together with all of the other obligations of the Contributor hereunder; (iii) the possession by the Contributee (or the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Contributed Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and

(iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Contributee for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Contributee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Contributee shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Contributed Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Contributee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

(b) It is the intention of each of the parties hereto that the Contributed Portfolio Contributed by the Contributor to the Contributee pursuant to this Agreement shall constitute assets owned by the Contributee and shall not be part of the Contributor’s estate in the event of the filing of a bankruptcy petition by or against the Contributor under any bankruptcy or similar law.

(c) The Contributee agrees to treat, and shall cause the Contributor to treat, for all purposes (other than for tax and accounting purposes), the transactions effected by this Agreement as contributions of assets to the Contributee in exchange for an increase in the capital account of the Contributor in the Contributee. The Contributor agrees to reflect in the Contributor’s financial records and to include a note in the publicly filed annual and quarterly financial statements of Solar Senior Capital indicating that: (i) assets related to transactions (including transactions pursuant to the Transaction Documents) that do not meet GAAP requirements for accounting sale treatment are reflected in the consolidated balance sheet of Solar Senior Capital as finance receivables pledged and non-recourse, secured borrowings and (ii) those assets are owned by a special purpose entity that is consolidated in the financial statements of Solar Senior Capital, and the creditors of that special purpose entity have received ownership and/or security interests in such assets and such assets are not intended to be available to the creditors of Contributors (or any affiliate of the Contributors) of such assets to that special purpose entity.

(d) For purposes of complying with the requirements of the Asset-Backed Securities Facilitation Act of the State of Delaware, 6 Del. C. § 2701A, et seq. (the “Securitization Act”), each of the parties hereto hereby agrees that:

(i) Any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement (including each Loan Assignment) shall be deemed to no longer be the property, assets or rights of the Contributor;

(ii) None of the Contributor, its creditors or, in any insolvency proceeding with respect to the Contributor or the Contributor’s property, a bankruptcy trustee, receiver, debtor debtor in possession or similar person, to the extent the issue is governed by Delaware law, shall have any rights, legal or equitable, whatsoever to reacquire (except pursuant to a provision of this Agreement), reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Contributor any property, assets or rights purported to be contributed, in whole or in part, by the Contributor pursuant to this Agreement (including each Loan Assignment);

(iii) In the event of bankruptcy, receivership or other insolvency proceeding with respect to the Contributor or the Contributor’s property, to the extent the issue is governed by Delaware law, such property, assets and rights shall not be deemed to be part of the Contributor’s property, assets, rights or estate; and

(iv) The transactions contemplated by the Transaction Documents shall constitute a “securitization transaction” as such term is used in the Securitization Act.

ARTICLE III.

CONDITIONS OF CONTRIBUTION AND RECEIPT

Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Contributee shall have received on or before the Closing Date, in form and substance satisfactory to the Contributee, all of the following:

(i) a copy of this Agreement duly executed by each of the parties hereto;

(ii) a certificate of the Secretary or Assistant Secretary of the Contributor, dated the Closing Date, certifying (A) the names and true signatures of the incumbent officers of the Contributor authorized to sign on behalf of the Contributor this Agreement, the Loan Assignments and all other documents to be executed by the Contributor hereunder or in connection herewith (on which certificate the Contributee and its assignees may conclusively rely until such time as the Contributee and such assignees shall receive from the Contributor, a revised certificate meeting the requirements of this Section 3.1(ii)), (B) that the copy of the certificate of incorporation of the Contributor is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (C) that the copy of the by-laws of the Contributor are a complete and correct copy, and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (D) the resolutions of the board of directors of the Contributor approving and authorizing the execution, delivery and performance by the Contributor of this Agreement, the Loan Assignments and all other documents to be executed by the Contributor hereunder or in connection herewith;

(iii) a good standing certificate, dated as of a recent date for the Contributor, issued by the Secretary of State of the Contributor’s State of incorporation;

(iv) filed, original copies of proper financing statements (the “Facility Financing Statements”) describing the Contributed Portfolio, and naming the Contributor as the “Debtor/Contributor”, the Contributee as “Secured Party/Contributee” and the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, or other similar instruments or documents, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to perfect the Contributee’s ownership interest in all Contributed Portfolio;

(v) copies of properly authorized termination statements or statements of release (on Form UCC-3) or other similar instruments or documents, if any, in form and substance sufficient for filing under the UCC or any comparable law of any and all jurisdictions as may be necessary to release all security interests and similar rights of any Person in the Contributed Portfolio previously granted by the Contributor;

(vi) requests for information and copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Contributee or its assignees (or a similar UCC search report certified by a party acceptable to the Contributee and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Contributor (under its present name and any previous name) as debtor and which are filed in the State of Maryland, together with copies of such financing statements (none of which shall cover any Contributed Portfolio);

(vii) all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Contributee, each Lender Agent, the Collateral Agent, the Backup Servicer and the Administrative Agent, and the Contributee, each Lender Agent, the Collateral Agent, the Backup Servicer and the Administrative Agent shall have received from the Contributor copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Contributee, each Lender Agent, the Collateral Agent, the Backup Servicer and the Administrative Agent may have reasonably requested;

(viii) any necessary third party consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Contributee;

(ix) the Contributor shall have paid all fees then required to be paid by it on the Closing Date; and

(x) one or more favorable Opinions of Counsel from counsel to the Contributor with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Contributee or any assignee thereof may reasonably request.

Section 3.2. Conditions Precedent to All Receipts. The Receipt to take place on the initial Contribution Date and each Receipt to take place on a subsequent Contribution Date hereunder shall be subject to the further conditions precedent that:

(a) The following statements shall be true:

(i) The representations and warranties of the Contributor contained in Sections 4.1 and 4.2 shall be true and correct on and as of such Contribution Date in all material respects, before and after giving effect to the Receipt to take place on such Contribution Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(ii) The Contributor is in compliance in all respects with each of its covenants and other agreements set forth herein;

(iii) No Contributor Termination Event (or event which, with the passage of time or the giving of notice, or both, would constitute a Contributor Termination Event) shall have occurred and be continuing or would result from such Purchase;

(iv) The Final Maturity Date has not yet occurred; and

(v) No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Receipt by the Contributee in accordance with the provisions hereof.

(b) The Contributee shall have received a duly executed and completed Loan Assignment, certification from the Contributor that any Loan Asset that is a loan or loan participation originated by Contributee is approved as an Eligible Loan Asset, along with a Schedule I that is true, accurate and complete in all respects as of the related Cut-Off Date.

(c) The Contributor shall have delivered to the Collateral Custodian and the Backup Servicer on behalf of the Contributee and any assignee thereof each item required to be contained in the Required Loan Documents and the Loan Asset Checklist of any of the Eligible Loan Assets or Portfolio Assets related thereto being acquired by the Contributee within five Business Days of the related Contribution Date.

(d) The Contributor shall have taken all steps necessary under all Applicable Law in order to Contribute to the Contributee the Contributed Portfolio being Received on such Contribution Date and, upon the Contribution of such Contributed Portfolio from the Contributor to the Contributee pursuant to the terms hereof, the Contributee will have acquired good and marketable title to and a valid and perfected ownership interest in such Contributed Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens); provided that if such item of Contributed Portfolio contains a restriction of transferability, the applicable Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of the Contributor. The Contributor makes the following representations and warranties, on which the Contributee relies in acquiring the Contributed Portfolio Received hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Contribution Date and each Reporting Date (unless a specific date is specified below), the Contributor represents and warrants to the Contributee for the benefit of the Contributee and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Contribution Date) that:

(a) Organization and Good Standing. The Contributor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland (subject to Section 5.1(f)), with all requisite corporate power and authority to own or lease its properties and to conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Contributed Portfolio and to Contribute such Contributed Portfolio to the Contributee hereunder.

(b) Due Qualification. The Contributor is duly qualified to do business and has obtained all licenses and approvals, in all jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, in each case, except where the failure to obtain such qualification, licenses or approvals could reasonably be expected to result in a Material Adverse Effect on the Contributee, the Administrative Agent, the Collateral Agent or any other Secured Party.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Contributor (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and (b) perform and carry out the terms of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the contribution and assignment of an ownership interest in the Contributed Portfolio on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Transaction Document to which the Contributor is a party have been duly executed and delivered by the Contributor.

(d) Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the Transaction Documents to which the Contributor is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Contributor, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Contributions of Contributed Portfolio, enforceable against the

Contributor and creditors of and purchasers from the Contributor, and this Agreement, each Loan Assignment and such Transaction Documents shall constitute legal, valid and binding obligations of the Contributor enforceable against the Contributor in accordance with their respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity.

(e) No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and all other agreements and instruments executed and delivered or to be executed and delivered by the Contributor pursuant hereto or thereto in connection with the Contribution of the Contributed Portfolio will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Contributor’s certificate of incorporation or by-laws or any contractual obligation of the Contributor, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Contributor’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, (iii) violate any Applicable Law or (iv) violate any contract or other agreement to which the Contributor is a party or by which the Contributor or any property or assets of the Contributor may be bound.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributor, threatened against the Contributor, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Contributor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Contributor is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect on the Contributee, the Administrative Agent, the Collateral Agent or any other Secured Party.

(g) No Consents. The Contributor is not required to obtain the consent or approval of any other party or any consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or any Loan Assignment or the Management Agreements, except those which have been obtained and are in full force and effect.

(h) State of Organization, Etc. Except as permitted hereunder, the Contributor’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Contributor has not changed its name since its incorporation; does not have tradenames, fictitious names, assumed names or “doing business as” names. Except as permitted hereunder, the chief executive office of the Contributor (and the location of the Contributor’s records regarding the Contributed Portfolio (other than those delivered to the Collateral Custodian and the Backup Servicer)) is at the address of the Contributor set forth in Section 10.5. The Contributor’s only jurisdiction of incorporation is Maryland, and, except as permitted hereunder, the Contributor has not changed its jurisdiction of incorporation.

(i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Contributor.

(j) Solvency. The Contributor is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Contributor is Solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. The Contributor after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

(k) Selection Procedures. No procedures believed by the Contributor to be adverse to the interests of the Contributee have been utilized by the Contributor or any Affiliate of the Contributor in identifying and/or selecting the Eligible Loan Assets included in the Contributed Portfolio.

(l) Compliance with Laws. The Contributor has complied in all material respects with all Applicable Law to which it may be subject, and no item of Contributed Portfolio contravenes in any respect any Applicable Law.

(m) Taxes. The Contributor has filed or caused to be filed on a timely basis all material tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same). The Contributor has paid or made adequate provisions for the payment of all material Taxes, assessments and other governmental charges made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Contributor), and no Tax lien or similar adverse claim has been filed and, to the Contributor’s knowledge, no claim is being asserted, with respect to any such Tax, assessment or other governmental charge.

(n) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. 2

(o) Loan Assignments. Each Loan Assignment is accurate in all respects.

(p) Management Agreements. The Contributor has duly authorized by all necessary action the execution, delivery and performance of the Management Agreements. The Management Agreements have been duly executed and delivered by the Contributor. The Management Agreements constitute the legal, valid and binding obligations of the Contributor enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity. The Management Agreements are in full force and effect and such agreements are sufficient to provide the Contributor with the investment advisory, research, administration and related services as the Contributor may from time to time require.

[2] note:	conforms to clause (n) on pg 85 of LSA. Is the request to change both of these provisions to allow certain purchases of Margin Stock? Please explain.

(q) No Liens, Etc. The Contributed Portfolio to be acquired by Contributee hereunder is owned by the Contributor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Contributor has the full right, corporate power and lawful authority to Contribute the same and interests therein and, upon the Contribution thereof hereunder, the Contributee will have acquired good and marketable title to and a valid and perfected ownership interest in such Contributed Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens); provided that if such item of Contributed Portfolio contains a restriction of transferability, the applicable Loan Agreement provides that any consents necessary for future assignments shall not be unreasonably withheld or delayed by the applicable Obligor and/or agent, and the rights to enforce rights and remedies in respect of the same under the applicable Loan Agreement inure to the benefit of the holder of such Loan Asset (subject to the rights of any applicable agent or other lenders). No effective financing statement reflecting the Contributor or the Contributor’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Contributed Portfolio Received hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan and Servicing Agreement.

(r) Information True and Correct. All information heretofore furnished by or on behalf of the Contributor to the Contributee or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true and complete and does not omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided that, solely with respect to written or electronic information furnished by or on behalf of the Contributor which was provided to the Contributor from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Contributor; provided, further, that the foregoing proviso shall not apply to any information presented in a Servicer’s Certificate, Servicing Report, Notice of Borrowing or Borrowing Base Certificate.

(s) ERISA Compliance. The present value of all vested benefits under each “employee pension benefit plan”, as such term is defined in Section 3 of ERISA, that is, or at any time during the preceding six years was, maintained by the Contributor or any ERISA Affiliate of the Contributor, or open to participation by employees of the Contributor or of any ERISA Affiliate of the Contributor, as from time to time in effect (each, a “Pension Plan”) does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for the Pension Plan). No prohibited transactions (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975, for which an exemption is not available or has not previously been obtained from the United States Department of Labor), failure by the Contributor, failure to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code, withdrawal by the Contributor or any ERISA Affiliate of the Contributor from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or Reportable Events have occurred with respect to any Pension Plan. No notice of intent to terminate a Pension Plan has been filed by the plan administrator under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate or appointed a trustee to administer, a Pension Plan under Section 4042 of ERISA, and no event has occurred or condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(t) Investment Company Status and RIC Status. The Contributor is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act. The Contributor conducts its business and other activities in compliance in all material respects with the applicable provisions of the 1940 Act and any applicable rules, regulations or orders issued by the SEC thereunder. The business and other activities of the Contributor do not now and will not at any time result in any violations, with respect to the Contributor, of the provisions of the 1940 Act and any applicable rules, regulations or orders issued by the SEC thereunder. The Contributor is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect on the Contributee, the Administrative Agent, the Collateral Agent or any other Secured Party. The Contributor is a RIC.

(u) Intent of The Contributor. The Contributor has not contributed, transferred, assigned or otherwise conveyed any interest in any Contributed Portfolio to the Contributee with any intent to hinder, delay or defraud any of the Contributor’s creditors.

(v) Value Given. The Contributor has received additional equity in the Contributee or an increase in its capital account which is reasonably equivalent value from the Contributee in exchange for the Contribution of such Contributed Portfolio Contributed hereunder. No such Contribution has been made for or on account of an antecedent debt owed by the Contributor and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(w) Accounting. Other than for tax and accounting purposes, the Contributor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a contribution of the Contributed Portfolio by the Contributor to the Contributee.

(x) No Broker-Dealers. The Contributor is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.

(y) Special Purpose Entity. The Contributee is an entity with assets and liabilities separate and distinct from those of the Contributor, Solar Management, and any Affiliates thereof, and the Contributor hereby acknowledges that the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the other Secured Parties are entering into the transactions contemplated by the Loan and Servicing Agreement in reliance upon the Contributee’s identity as a legal entity that is separate from the Contributor and Solar Management, and from each such other Affiliate of the Contributor and Solar Management. Therefore, from and after the date of execution and delivery of this Agreement, the Contributor shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent and the Collateral Agent may from time to time reasonably request, to maintain the Contributee’s identity as a separate legal entity and to make it manifest to third parties that the Contributee is an entity with assets and liabilities distinct from those of the

Contributor, Solar Management, and each other Affiliate thereof and not just a division of the Contributor, Solar Management, or any such other Affiliate (other than for tax purposes). Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Contributor shall take all reasonable steps to ensure that the Contributee has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 9(j) of its limited liability company operating agreement and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement.

(z) Contribution Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Contributor Contributes the Contributed Portfolio Contributed by it to the Contributee. The Contributor accounts for the contributions of Loan Assets under this Agreement and the Loan Assignments as contributions of such Loan Assets by an increase in the capital account of the Contributor in the Contributee in its books, records and financial statements (although the financial statements of the Borrower and Contributor may be consolidated), consistent with GAAP.

(aa) Security Interest.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Contributed Portfolio in favor of the Contributee, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and Contributees from the Contributor;

(ii) the Loan Assets, along with the related Loan Asset Files, constitute either a “general intangible,” an “instrument,” an “account,” “securities entitlement,” “chattel paper”, “certificated security,” “uncertificated security,” “supporting obligation,” or “insurance” (each as defined in the applicable UCC) or the proceeds of the foregoing or real property or such other category of collateral under the applicable UCC as to which the Contributor has complied with its obligations under this Section 4.1(aa).

(iii) the Contributor owns and has good and marketable title to (or with respect to assets securing any Loan Assets as of the relevant Cut-Off Date, a valid security interest in) the Contributed Portfolio Contributed by it to the Contributee hereunder on such Contribution Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(iv) the Contributor has received all consents and approvals required by the terms of any Loan Asset, to the Contribution thereof and the granting of a security interest in the Loan Assets hereunder to the Contributee;

(v) the Contributor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Contributed Portfolio in which a security interest may be perfected by filing granted hereunder to the Contributee; provided that filings in respect of real property shall not be required;

(vi) other than (i) as expressly permitted by the terms of this Agreement and the Loan and Servicing Agreement and (ii) the security interest granted to the Contributee and the Collateral Agent, on behalf of the Secured Parties, the Contributor has not pledged, assigned, sold, transferred, granted a security interest in or otherwise conveyed any of the Contributed Portfolio. The Contributor has not authorized the filing of and is not aware of any financing statements against the Contributor that include a description of collateral covering the Contributed Portfolio other than any financing statement (A) relating to the security interest granted to the Contributee under this Agreement, (B) relating to the closing of a Permitted Securitization contemplated by Section 2.07(c) of the Loan and Servicing Agreement, or (C) that has been terminated or fully and validly assigned to the Collateral Agent on or prior to the date hereof. The Contributor is not aware of the filing of any judgment or tax lien filings against the Contributor;

(vii) all original executed copies of each underlying promissory note or copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(viii) other than in the case of Noteless Loan Assets, the Contributor has received, or subject to the delivery requirements herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian, as the bailee of the Collateral Agent, is holding the underlying promissory notes that constitute or evidence the Loan Assets solely on behalf of and for the Collateral Agent, for the benefit of the Secured Parties, provided that the acknowledgment of the Collateral Custodian set forth in Section 13.11 of the Loan and Servicing Agreement may serve as such acknowledgment;

(ix) none of the underlying promissory notes or Loan Asset Registers, as applicable, that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(x) with respect to any Contributed Portfolio that constitutes a “certificated security”, such certificated security has, or subject to the delivery requirements herein will be, delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specifically Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration or transfer by the Contributee of such certificated security; and

(xi) with respect to any Contributed Portfolio that constitutes an “uncertificated security”, that the Contributor shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(bb) Notice to Agents and Obligors. The Contributor has directed any agent, administrative agent or Obligor for any Loan Asset to remit all payments and collections with respect to such Loan Asset directly to the Collection Account.

(cc) Collections. The Collection Account is the only account to which Obligors have been instructed to send Interest Collections and Principal Collections on the Contributed Portfolio Contributed by the Contributor. The Contributor acknowledges that all Interest Collections and Principal Collections received by it or its Affiliates with respect to the Contributed Portfolio Received by the Contributee as contemplated by this Agreement are held and shall be held in trust for the benefit of the Contributee (or its assignees) until deposited into the Collection Account as required by the Loan and Servicing Agreement.

(dd) Set-Off, Etc. No Contributed Portfolio has been compromised, adjusted, extended, satisfied, subordinated (other than with respect to Contributed Portfolio that is a Second Lien Loan Asset which is subordinated solely as set forth in such defined term), rescinded, set-off or modified by the Contributor or the Obligor thereof, and no Contributed Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination (other than with respect to Contributed Portfolio that is a Second Lien Loan Asset which is subordinated solely as set forth in such defined term), rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Contributed Portfolio or otherwise, by the Contributor or the Obligor with respect thereto, except for amendments, extensions or modifications to such Contributed Portfolio otherwise permitted under Section 6.04(a) of the Loan and Servicing Agreement and in accordance with the Credit and Collection Policy and the Servicing Standard.

(ee) Full Payment. As of the related Contribution Date thereof, the Contributor has no knowledge of any fact which should lead it to expect that any Contributed Portfolio will not be paid in full.

(ff) Ownership of the Contributee. The Contributor owns, directly or indirectly, 100% of the membership interests of the Contributee, free and clear of any Lien. Such membership interests are validly issued, fully paid and non-assessable, and there are no options, warrants or other rights to acquire membership interests of the Contributee.

(gg) Confirmation from the Contributor. The Contributor has provided written confirmation to the Contributee that the Contributor will not suffer or permit the Contributee to file a voluntary petition under the Bankruptcy Code.

(hh) Environmental. With respect to each item of Underlying Collateral as of the Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Contributor (a) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (b) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (c) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment. As of the Cut-Off Date for the Loan Asset related to such Underlying Collateral, the Contributor has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Underlying Collateral, nor does the Contributor have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii) USA PATRIOT Act. Neither the Contributor nor any Affiliate of the Contributor is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list, (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(jj) Covenants; Contributor Termination Event. All covenants, agreements and undertakings of the Contributor hereunder have been fully performed. No event has occurred and is continuing which constitutes a Contributor Termination Event and no event has occurred and is continuing which, with the passage of time or the giving of notice, or both would constitute a Contributor Termination Event (other than any Contributor Termination Event which has previously been disclosed to the Administrative Agent as such).

(kk) Opinion. The assumptions set forth in (i) the non-consolidation and true contribution opinion of Latham & Watkins LLP, and (ii) the true contribution opinion of Richards, Layton & Finger, P.A. (jointly, the “Non-Consolidation/True Contribution Opinions”), each dated as of the date hereof, are true and correct in all respects.

(ll) Accuracy of Representations and Warranties. Each representation or warranty by the Contributor contained (i) herein or (ii) in any certificate or other document furnished by the Contributor to the Contributee or the Administrative Agent in writing pursuant hereto or in connection herewith is, as of its date, true and correct in all material respects.

(mm) Representations and Warranties for Benefit of the Contributee’s Assignees. The Contributor hereby makes each representation and warranty contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Contribution Date to, and for the benefit of the Contributee (and its assignees), the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian and the other Secured Parties as if the same were set forth in full herein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Contribution of the Contributed Portfolio to the Contributee and (y) and the grant of a first priority perfected security interest in, to and under the Contributed

Portfolio pursuant to the Loan and Servicing Agreement by the Contributee. Upon discovery by the Contributor or the Contributee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender Agent immediately upon obtaining knowledge of such breach.

Section 4.2. Representations and Warranties of the Contributor Relating to the Agreement and the Contributed Portfolio. The Contributor makes the following representations and warranties, on which the Contributee relies in acquiring the Contributed Portfolio Received hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Contribution Date and each Reporting Date, the Contributor represents and warrants to the Contributee for the benefit of the Contributee and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Contribution Date) that:

(a) Binding Obligation, Valid Contribution and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Contributee of all right, title and interest in, to and under all Contributed Portfolio, free and clear of any Lien of any Person claiming through or under the Contributor or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Contributed Portfolio to the Contributee which upon the delivery of the Required Loan Documents and the filing of the financing statements shall be a first priority perfected security interest in all Contributed Portfolio, subject only to Permitted Liens. Neither the Contributor nor any Person claiming through or under the Contributor shall have any claim to or interest in the Collection Account; provided if this Agreement constitutes only a grant of a security interest in such property, then the Contributor shall have the rights in such property as a debtor for purposes of the UCC.

(b) Eligibility of Contributed Portfolio. (i) Schedule I is an accurate and complete listing of all the Contributed Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such Contributed Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each item of the Contributed Portfolio Received by the Contributee hereunder is an Eligible Loan Asset, and (iii) with respect to each item of the Contributed Portfolio all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Contributor in connection with the transfer of an ownership interest or security interest in each item of Contributed Portfolio to the Contributee have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder or under the Loan and Servicing Agreement shall not constitute an Event of Default under the Loan and Servicing Agreement if the Contributor complies with Section 2.07(c) and (d) of the Loan and Servicing Agreement and the Transferor complies with Section 6.1 hereunder (subject to the 10 day grace period set forth in such provisions); provided, that any such Loan Asset will not be included in any calculation of the Borrowing Base (as set forth in the Loan and Servicing Agreement) during such grace day period.

(c) No Fraud. Each Eligible Loan Asset originated or acquired by the Contributor was originated or acquired without any fraud or misrepresentation by the Contributor or, to the best of the Contributor’s knowledge, on the part of the Obligor.

It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Contribution of the Contributed Portfolio to the Contributee, (y) the grant of a first priority perfected security interest in, to and under the Contributed Portfolio pursuant to the Loan and Servicing Agreement by the Contributee and (z) the termination of this Agreement and the Loan and Servicing Agreement. Upon discovery by the Contributor or the Contributee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender Agent immediately upon obtaining knowledge of such breach.

Section 4.3. Representations and Warranties of the Contributee. The Contributee makes the following representations and warranties, on which the Contributor relies in contributing the Contributed Portfolio to the Contributee hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Contribution Date and each Reporting Date, the Contributee represents and warrants to the Contributor for the benefit of the Contributor and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Contribution Date) that:

(a) Organization and Good Standing. The Contributee has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware or such other jurisdiction as permitted under the terms of the Transaction Documents, with the power and authority to own or lease its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, all necessary power, authority and legal right to acquire and own the Contributed Portfolio.

(b) Due Qualification. The Contributee is duly qualified to do business and has obtained all licenses and approvals in all jurisdictions necessary to own its assets and to transact the business in which it is engaged, and is duly qualified, and in good standing under the laws of each jurisdiction where the transaction of such business or the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals, in each case, except where the failure to obtain such qualification, licenses or approvals could reasonably be expected to result in a Material Adverse Effect on the Contributee, the Administrative Agent, the Collateral Agent or any other Secured Party.

(c) Power and Authority; Due Authorization; Execution and Delivery. The Contributee (i) has the limited liability company power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (b) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the Purchase of the Contributed Portfolio on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Contributee is a party have been duly executed and delivered by the Contributee.

(d) No Consent Required. The Contributee is not required to obtain the consent of any other Person, or any consent, license, approval or authorization or registration or declaration with, any Governmental Authority, bureau or agency in connection with the execution, delivery or performance of this Agreement, each Loan Assignment and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made.

(e) Binding Obligation. This Agreement and each other Transaction Document to which the Contributee is a party constitutes a legal, valid and binding obligation of the Contributee, enforceable against the Contributee in accordance with its respective terms, subject, as to enforceability, to applicable Bankruptcy Laws and general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

(f) No Violation. The consummation of the transactions contemplated by this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Contributee’s certificate of formation, operating agreement or any contractual obligation of the Contributee, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Contributee’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, (iii) violate any Applicable Law, or (iv) violate any contract or other agreement to which the Contributee is a party or by which the Contributee or any property or assets of the Contributee may be bound.

(g) Capital Account Increase. The Contributee has increased the capital account of the Contributor on its books and records in connection with each Contribution in the amount of the Contribution Value of such item of Contributed Portfolio, which amount the Contributee hereby agrees is the fair market value of such Contributed Portfolio. No such Contribution has been made for or on account of an antecedent debt owed by the Contributor and no such transfer is or may be voidable or subject to avoidance under any Section of the Bankruptcy Code.

(h) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Contributee, threatened against the Contributee, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Contributee is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Contributee is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect on the Contributee, the Administrative Agent, the Collateral Agent or any other Secured Party.

(i) Contribution Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Contributee Receives the Contributed Portfolio Contributed to it by the Contributor. The Contributee

accounts for the transfers of Loan Assets under this Agreement and the Loan Assignments as contributions of such Loan Assets in its books, records and financial statements (although the financial statements of the Borrower and Contributor may be consolidated), consistent with GAAP.

(j) Investment Company Act. The Contributee is not required to register as an “investment company” under the provisions of the 1940 Act.

(k) Compliance with Law. The Contributee has complied in all material respects with all Applicable Law to which it may be subject, and no item of Contributed Portfolio contravenes any Applicable Law.

(l) Opinions. The assumptions set forth in the Non-Consolidation/True Contribution Opinion are true and correct in all respects.

ARTICLE V.

COVENANTS OF THE CONTRIBUTOR

Section 5.1. Protection of Title of the Contributee.

(a) On or prior to the Closing Date, the Contributor shall have filed or caused to be filed UCC-1 financing statements, naming the Contributor as “Debtor/Contributor”, naming the Contributee as “Secured Party/Contributee”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Total Assignee”, and describing the Contributed Portfolio to be acquired by the Contributee, with the office of the Secretary of State of the state of the jurisdiction of organization of the Contributor. From time to time thereafter, the Contributor shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Contributee or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Contributee under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, in the Contributed Portfolio acquired by the Contributee hereunder, as the case may be, and in the proceeds thereof. The Contributor shall deliver (or cause to be delivered) to the Contributee, the Collateral Agent, the Collateral Custodian, the Servicer, the Backup Servicer, and the Administrative Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Contributor agrees that it will from time to time, at its expense, take all actions, that the Contributee, the Collateral Agent, the Collateral Custodian or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receipts hereunder and the security and/or interest granted in the Contributed Portfolio, or to enable the Contributee, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.

(b) On or prior to each Contribution Date hereunder, the Contributor shall take all steps necessary under all Applicable Law in order to Contribute to the Contributee the Contributed Portfolio being acquired by the Contributee on such Contribution Date to the

Contributee so that, upon the Contribution of such Contributed Portfolio from the Contributor to the Contributee pursuant to the terms hereof on such Contribution Date, the Contributee will have acquired good and marketable title to and a valid and perfected ownership interest in such Contributed Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Contribution Date hereunder, the Contributor shall take all steps required under Applicable Law in order for the Contributee to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Contributed Portfolio being Received by the Contributee on such Contribution Date and, from time to time thereafter, the Contributor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Contributee’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Contributed Portfolio which have been acquired by the Contributee hereunder.

(c) The Contributor (or the Servicer on the Contributor’s behalf and direction) shall direct any agent or administrative agent for any Contributed Portfolio originated or acquired by the Contributor to remit all payments and collections with respect to such Contributed Portfolio and direct the Obligor with respect to such Contributed Portfolio to remit all such payments and collections directly to the Collection Account. The Contributor will not make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to the Contributor or the Servicer or payments to be made to the Collection Account, unless the Contributee and the Administrative Agent have consented to such change. The Contributor shall ensure that only funds constituting payments and collections relating to Contributed Portfolio shall be deposited into the Collection Account. In the event any payments relating to any Contributed Portfolio are remitted directly to the Contributor or any Affiliate of the Contributor, the Contributor will remit (or will cause all such payments to be remitted) directly to the Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, the Contributor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Contributee and its assignees. Until so deposited, all such Interest Collections and Principal Collections shall be held in trust for the Contributee or its assignees by the Contributor.

(d) At any time after the occurrence of an Event of Default, the Contributee, the Collateral Agent or the Administrative Agent may direct the Contributor or the Servicer to notify the Obligors, at Contributor’s expense, of the Contributee’s (or its assigns) or the Secured Parties’ interest in the Contributed Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Contributed Portfolio be made directly to the Contributee (or its assigns), the Collateral Agent or the Administrative Agent.

(e) The Contributor shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Receipt hereunder, unless the Collection Date shall have occurred:

(i) file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

(ii) deliver or cause to be delivered to the Contributee, the Collateral Agent, the Administrative Agent and each Lender Agent an opinion of the counsel for Contributor, in form and substance reasonably satisfactory to the Contributee, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(f) The Contributor shall not (x) make any change to its corporate name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names, change the offices where it keeps records concerning the Contributed Portfolio from the address set forth under its name in Section 10.5, or change the jurisdiction of its incorporation unless, prior to the effective date of any such change in the jurisdiction of its formation, name or address change or use, the Contributor has provided 30 days’ prior written notice to the Administrative Agent of such change and the Contributor has delivered to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name or address change or use, together with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith, (y) change the location of its principal place of business and chief executive office unless prior to the effective date of any such change of location, the Contributor notifies the Administrative Agent of such change of location in writing. or (z) move, or consent to the Collateral Custodian or the Backup Servicer moving, the Required Loan Documents and Loan Asset Files from the location required under the Transaction Documents, unless, in each case, the Contributor has provided 30 days’ prior written notice to the Administrative Agent of such change and has provided the Administrative Agent with such Opinions of Counsel and other documents and instruments as the Administrative Agent may request in connection therewith and has provided a certificate to the Administrative Agent together with evidence demonstrating that it has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Contributee in the Contributed Portfolio.

(g) The Contributor shall at all times maintain each office from which it services Contributed Portfolio and its principal executive office within the United States of America.

(h) The Contributor shall mark its master data processing records so that, from and after the time of Contribution under this Agreement of Contributed Portfolio to the Contributee and the grant of a security interest in such Contributed Portfolio by the Contributee to the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, the Contributor’s master data processing records (including archives) that refer to such Contributed Portfolio shall indicate clearly that such Contributed Portfolio has been Received by the Contributee hereunder and Pledged by the Contributee to the Collateral Agent, on behalf of the Secured Parties, under the Loan and Servicing Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in the Contributed Portfolio shall be deleted from or modified on the Contributor’s computer systems when, and only when, such Contributed Portfolio shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Contributor in accordance with Section 6.1 or 6.2 hereof or (iii) released by the Collateral Agent pursuant to Section 2.16 of the Loan and Servicing Agreement.

(i) If the Contributor fails to perform any of its obligations hereunder, the Contributee, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause the performance of, such obligation; and the Contributee’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Contributor as provided in Section 9.1. The Contributor irrevocably authorizes the Contributee, the Collateral Agent or the Administrative Agent at any time and from time to time at the Contributee’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints the Contributee, the Collateral Agent and the Administrative Agent as its attorney-in-fact pursuant to a Power of Attorney substantially in the form of Exhibit C to act on behalf of the Contributor (i) to file financing statements on behalf of the Contributor, as debtor, necessary or desirable in the Contributee’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Contributee or the Collateral Agent in the Contributed Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Contributed Portfolio as a financing statement in such offices as the Contributee, the Collateral Agent or the Administrative Agent in each of their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Contributee or the Collateral Agent in the Contributed Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 5.2. Affirmative Covenants of the Contributor.

From the date hereof until the Collection Date:

(a) Compliance with Law. The Contributor will comply in all material respects with all Applicable Law, including those applicable to the Contributor as a result of its interest in the Contributed Portfolio or any part thereof.

(b) Preservation of Company Existence. The Contributor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c) Performance and Compliance with Contributed Portfolio. The Contributor will, at its sole expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contributed Portfolio and all other agreements related to such Contributed Portfolio.

(d) Keeping of Records and Books of Account. The Contributor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Contributed Portfolio in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Contributed Portfolio.

(e) Separate Identity. The Contributor acknowledges that the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Lenders, the Lender Agents and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Loan and Servicing Agreement and the other Transaction Documents in reliance upon the Contributee’s identity as a legal entity that is separate from the Contributor and each other Affiliate of the Contributor. Therefore, from and after the date of execution and delivery of this Agreement, the Contributor will take all reasonable steps including, without limitation, all steps that the Administrative Agent or the Collateral Agent may from time to time reasonably request to maintain the Contributee’s identity as a legal entity that is separate from the Contributor and each other Affiliate of the Contributor and to make it manifest to third parties that the Contributee is an entity with assets and liabilities distinct from those of the Contributor and each other Affiliate thereof (other than for tax or accounting purposes) and not just a division of the Contributor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Contributor agrees that:

(i) the Contributor will take all other actions necessary on its part to ensure that the Contributee is at all times in compliance with the criteria and the restrictions set forth in Section 9(j) of the limited liability company operating agreement of the Contributee and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement;

(ii) the Contributor shall maintain corporate records and books of account separate from those of the Contributee;

(iii) the annual financial statements of the Contributor shall disclose the effects of the Contributor’s transactions in accordance with GAAP and the annual financial statements of the Contributor shall not reflect in any way that the assets of the Contributee, including, without limitation, the Contributed Portfolio, could be available to pay creditors of the Contributor or any other Affiliate of the Contributor;

(iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Contributor as official records;

(v) the Contributor shall maintain an arm’s-length relationship with the Contributee and will not hold itself out as being liable for the debts of the Contributee;

(vi) the Contributor shall keep its assets and its liabilities wholly separate from those of the Contributee;

(vii) the Contributor will avoid the appearance, and promptly correct any known misperception of any of the Contributor’s creditors, that the assets of the Contributee are available to pay the obligations and debts of the Contributor; and

(viii) to the extent that the Contributor services the Loan Assets and performs other services on the Contributee’s behalf, the Contributor will clearly identify itself as an agent of the Contributee in the performance of such duties.

(f) Taxes. The Contributor will file or cause to be filed its tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(m)).

(g) Cooperation with Requests for Information or Documents. The Contributor will cooperate fully with all reasonable requests of the Contributee and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Contributee and its assignees to carry out their responsibilities under the Transaction Documents.

(h) Payment, Performance and Discharge of Obligations. The Contributor will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Contributor and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

(i) Notices.

(i) Income Tax Liability. The Contributor will furnish telephonic or facsimile notice to the Contributee, the Collateral Agent and the Administrative Agent within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Contributor or any “affiliated group” (within the meaning of Section 1504(a)(l) of the Code) of which the Contributor is a member in an amount equal to or greater than $10,000,000 in the aggregate, or (ii) to the Tax liability of the Contributee in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(ii) Auditors’ Management Letters. Promptly after the receipt thereof, the Contributor will (i) provide the Contributee with any auditors’ management letters that are received by the Contributor or by its accountants and (ii) notify the Administrative Agent of the receipt of any auditors’ management letters and, upon request of the Administrative Agent, provide the Administrative Agent with a copy of any auditors’ management letters.

(iii) Representations and Covenants. Promptly, upon receipt of notice or discovery thereof, the Contributor will furnish notice to the Contributee, the Collateral Agent and the Administrative Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Contributee, the Collateral Agent and the

Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Contributor shall notify the Contributee, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Contribution Date of any facts or circumstances within the knowledge of the Contributor which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(iv) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA, other than an event for which the reporting requirements have been waived by regulations) with respect to the Contributor (or any ERISA Affiliate thereof), the Contributor will provide a copy of such notice to the Contributee, the Collateral Agent and the Administrative Agent.

(v) Proceedings. As soon as possible and in any event within three Business Days, after the Contributor receives notice or obtains knowledge thereof, the Contributor will provide the Contributee, the Collateral Agent and the Administrative Agent with notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Contributed Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Contributed Portfolio, or the Contributee, the Servicer, the Contributor or the Transferor or any of their Affiliates. For purposes of this Section 5.2(i), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Contributed Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Contributed Portfolio, or the Contributee in excess of $500,000 shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Contributor or any of its Affiliates (other than the Contributee) in excess of $25,000,000 shall be deemed to be material.

(vi) Material Events. The Contributor will, promptly upon becoming aware thereof, notify the Contributee, the Collateral Agent and the Administrative Agent any event or other circumstance that is reasonably likely to have a Material Adverse Effect.

(vii) Events of Default. The Contributor will provide the Contributee, the Collateral Agent and the Administrative Agent with immediate written notice of the occurrence of each Event of Default of which the Contributor has knowledge or has received notice. In addition, no later than two Business Days following the Contributor’s knowledge or notice of the occurrence of any Event of Default, the Contributor will provide to the Contributee, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Contributor setting forth the details of such event and the action that the Contributor proposes to take with respect thereto.

(viii) Contributor Termination Event and Contributor Receipt Event. The Contributor will provide the Contributee, the Collateral Agent and the Administrative Agent with immediate written notice of the occurrence of each Contributor Termination Event and each Contributor Receipt Event of which the Contributor has knowledge or has received notice.

(j) Other. The Contributor will furnish to the Contributee, the Collateral Agent, the Administrative Agent and each Lender Agent promptly, from time to time such other information, documents, records or reports respecting the Contributed Portfolio or the condition or operations, financial or otherwise, of the Contributor as the Contributee, the Collateral Agent, the Administrative Agent and each Lender Agent may from time to time reasonably request in order to protect the interests of the Contributee, the Administrative Agent, the Collateral Agent, the Lenders, the Lender Agents or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.

(k) Costs and Expenses. The Contributor shall promptly pay all reasonable, documented costs and disbursements in connection with the performance of its obligations hereunder.

(l) Annual Certificates. On each anniversary of the Closing Date, the Contributor shall deliver an Officer’s Certificate, in form and substance acceptable to the Contributee, the Administrative Agent, the Collateral Agent, and each Lender Agent, providing (i) a certification, based upon a review and summary of UCC search results reasonably satisfactory to the Contributee and the Administrative Agent, that there is no other interest in the Contributed Portfolio perfected by filing of a UCC financing statement other than in favor of the Contributee and the Collateral Agent pursuant to the terms of the Transaction Documents and (ii) a certification, based upon a review and summary of tax and judgment lien searches satisfactory to the Contributee and the Administrative Agent, that there is no other interest in the Contributed Portfolio based on any tax or judgment lien.

(m) Opinion. The Contributor will comply in all respects with any requirements for future action set forth in the factual assumptions included in the Non-Consolidation/True Contribution Opinion, with respect to the Transaction Documents and shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in such Non-Consolidation/True Contribution Opinion.

(n) Copies of Other Information. The Contributor will deliver to the Contributee, the Collateral Agent, the Administrative Agent and each Lender Agent:

(i) promptly, but in any event within ten Business Days after the filing thereof, notice of (a) each report or other filing made by the Contributor or any of its Affiliates with the Securities and Exchange Commission (the “SEC”) and required by the SEC to be delivered to the shareholders of the Contributor or any such Affiliate, and (b) each report and final registration statement of the Contributor or any Affiliate filed with the SEC; and

(ii) promptly, from time to time, such other information, documents, records or reports respecting the Contributed Portfolio or the conditions or operations, financial or otherwise, of the Contributor (including, without limitation, reports and notices relating to the Contributor’s actions under and compliance with ERISA, the Code and the 1940 Act) as the Contributee, the Collateral Agent, the Administrative Agent or each Lender Agent may from time to time reasonably request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Contributee under or as contemplated by this Agreement and the other Transaction Documents.

(o) Disregarded Entity. The Contributor shall cause the Contributee to be disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b) and shall cause that neither the Contributee nor any other Person on its behalf shall make an election to be, or take any other action that is reasonably likely to result in the Contributee being, treated as other than an entity disregarded from its owner under Treasury Regulation Section 301.7701-3(c).

(p) Status of RIC and BDC. The Contributor shall at all times maintain its status as a RIC under the Code, and as a “business development company” under the 1940 Act.

(q) Investment Policies. The Contributor shall at all times be in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

(r) Management Agreements. The Contributor shall ensure that the services provided under the Management Agreements are sufficient to provide the Contributor with the investment advisory, research, administration and related services it shall require from time to time.

Section 5.3. Negative Covenants of the Contributor.

From the date hereof until the Collection Date:

(a) Contributed Portfolio Not to be Evidenced by Instruments. The Contributor will take no action to cause any Contributed Portfolio that is not, as of the related Contribution Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Contributed Portfolio.

(b) Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement, the Contributor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Contributed Portfolio Contributed by the Contributor to the Contributee hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Contributor will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Contributed Portfolio Contributed by the Contributor to the Contributee hereunder. The Contributor will promptly notify the Contributee, the Collateral Agent, each Lender Agent and the Administrative Agent of the existence of any Lien on any Contributed Portfolio and the Contributor shall defend the right, title and interest of the Contributee and the Collateral Agent, on behalf of the Secured Parties, in, to and under the Contributed Portfolio against all claims of third parties; provided, that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Contributor from suffering to exist Permitted Liens upon any of the Contributed Portfolio.

(c) Mergers, Acquisitions, Sales, Etc. The Contributor will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, or sell or assign with or without recourse any Contributed Portfolio or any interest therein (other than in each case as permitted pursuant to this Agreement or the Transaction Documents).

(d) Contribution of Contributee Membership Interests. The Contributor shall not transfer, pledge, participate or otherwise encumber its membership interests in the Contributee without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion.

(e) Restricted Payments. The Contributor shall not cause or permit the Contributee to make any Contributee Restricted Junior Payment except that, so long as no Event of Default or Unmatured Event of Default has occurred or would result therefrom, the Contributee may declare and make distributions to its member on its membership interests.

(f) Accounting of Receipts. Other than for tax and consolidated accounting purposes, the Contributor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a contribution of the Loan Assets to the Contributee.

(g) ERISA Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, the Contributor will not (a) engage, and will exercise its best efforts not to permit any ERISA Affiliate of the Contributor to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Contributor may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly, in any liability to the Contributor, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(h) Extension or Amendment of Contributed Portfolio. The Contributor will not, except as otherwise permitted in Section 6.04(a) of the Loan and Servicing Agreement, extend, amend or otherwise modify, or permit the Servicer (to the extent the Contributor is affiliated with the Servicer at such time) to extend, amend or otherwise modify, the terms of any Contributed Portfolio.

(i) Limitation on Financing Activities. The Contributor shall not, directly or indirectly, advance or loan to the Contributee any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (i) shall not prohibit the Contributor from contributing Loan Assets to the Contributee as contemplated herein or providing cash equity contributions to the Contributee.

(j) Organizational Documents. The Contributor will not cause or permit the Contributee to amend, modify, waive or terminate any provision of the Contributee’s operating agreement or certificate of formation without the prior written consent of the Administrative Agent.

ARTICLE VI.

PURCHASES AND SUBSTITUTION BY THE CONTRIBUTOR

Section 6.1 Purchase of Loan Assets. In the event of the occurrence of a Contributor Receipt Event, the Contributor will within 10 days of the discovery by or notice (from any Person) to the Contributor of the Contributor Receipt Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Contributor Receipt Event from the Contributee, and the Contributor shall pay to the Contributee (by means of a deposit to the Collection Account) the Purchase Price of such Loan Asset as of the date of the purchase thereof from the Contributee or (ii) with the consent of the Administrative Agent, in its sole discretion, and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset, a Substitute Eligible Loan Asset. It is understood and agreed that the obligation of the Contributor to purchase the Loan Assets or substitute a Substitute Eligible Loan Asset for the Loan Assets which are affected by or related to such Contributor Receipt Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Purchase Price for any Loan Asset purchased by the Contributor, the Contributee shall, automatically and without further action be deemed to transfer, assign and set over to the Contributor, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Contributee or the Collateral Agent, all the right, title and interest of the Contributee, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the Underlying Collateral, all Proceeds of such Loan Asset and Recoveries and Insurance Proceeds relating thereto, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Contributee shall (and shall request the Collateral Agent to), at the sole expense of the Contributor, execute such documents and instruments of transfer as may be prepared by the Contributor and take such other actions as may be reasonably requested by the Contributor in order to effect the transfer of such Loan Asset pursuant to this Section 6.1. Such Contribution shall be a contribution outright, and not for security.

Section 6.2 Substitution of Loan Assets.

(a) The Contributor shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Contributee, in their sole discretion, to substitute one or more Eligible Loan Assets (“Substitute Eligible Loan Asset”) for a Loan Asset (each such act, a “Substitution”).

(b) The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i) the Contributor has recommended to the Contributee and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii) no Suspension Period is continuing or would result from such Substitution;

(iii) no Event of Default has occurred and is continuing, or would result from such Substitution, and no event has occurred and is continuing, or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency and the Borrowing Base Cure Period is not in effect; provided that the Contributor may effect a Substitution as necessary to facilitate a cure of a Borrowing Base Deficiency and terminate the Borrowing Base Cure Period (and any related Unmatured Event of Default arising therefrom) so long as the Administrative Agent shall have approved in writing such sale and immediately after giving effect to such Substitution, such Borrowing Base Deficiency shall be cured;

(iv) each Substitute Eligible Loan Asset is an Eligible Loan Asset on the date of Substitution;

(v) solely in the case of Substitutions pursuant to this Section 6.2 undertaken because a Contributor Receipt Event has occurred, the sum of the Advance Date Assigned Value multiplied by the Outstanding Principal Balances of such Substitute Eligible Loan Assets shall be equal or greater than the sum of the Advance Date Assigned Value of the Replaced Loan Assets multiplied by the Outstanding Principal Balance thereof;

(vi) all representations and warranties contained in Sections 4.1 and 4.2 shall be true and correct in all material respects as of the date of Substitution (other than any representation and warranty that is made as of a specific date);

(vii) no selection procedures adverse to the interests of the Contributee, the Administrative Agent, the Lenders, the Lender Agents or the other Secured Parties were utilized by the Contributor in the selection of the Loan Asset to be replaced by the Substitute Eligible Loan Asset;

(viii) the Outstanding Principal Balance of all Loan Assets (other than Warranty Loan Assets) Contributed pursuant to Section 2.07(b) of the Loan and Servicing Agreement or substituted pursuant to this Section 6.2 during the 12-month period (or such lesser number of months as shall have elapsed as of such date) immediately preceding the proposed date of Substitution does not exceed 20% of the highest aggregate Outstanding Principal Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date);

(ix) the Outstanding Principal Balance of all Loan Assets subject to clause (i) or (iii) of the definition of “Value Adjustment Event” (other than Warranty Loan Assets) substituted pursuant to this Section 6.2 or otherwise Contributed or transferred to the Contributor (or an Affiliate thereof) during the 12-month period (or such lesser number of months as shall have elapsed as of such date) immediately preceding the proposed date of sale or Substitution does not exceed 10% of the highest aggregate Outstanding Principal Balance of any month during such 12-month period (or such lesser number of months as shall have elapsed as of such date);

(x) if a CQT Non-Qualification Period is continuing, the Servicer shall have delivered to the Contributee and the Administrative Agent written certification demonstrating that such Substitution results in Collateral Quality Improvement;

(xi) all terms, provisions, representations, warranties and covenants hereunder with respect to Loan Assets that have been (i) Contributed by the Contributor to the Contributee hereunder or (ii) originated by the Contributee shall, in each case, apply equally to Substitute Eligible Loan Assets; and

(xii) the Contributor shall deliver to the Contributee on the date of such Substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

(c) In addition, in connection with such Substitution, the Contributor shall deliver or cause to be delivered to the Collateral Custodian and the Backup Servicer the related Required Loan Documents. On the date any such Substitution is completed, the Contributee shall, automatically and without further action, release and shall transfer to the Contributor, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Contributee in, to and under such Replaced Loan Asset, and the Contributee shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

Section 6.3 Purchase Limitations. The Contributor and the Contributee agree that the Contributor and any Affiliate of the Contributor may purchase any Contributed Portfolio only from the Contributee in the case of a purchase or Substitution of any Contributed Portfolio pursuant to Sections 6.1 or 6.2 or as otherwise expressly permitted by Section 2.7 of the Loan and Servicing Agreement.

Section 6.4 True Contribution. Notwithstanding anything in this Article VI, the Contributor shall not purchase or substitute any Contributed Portfolio in contravention with the assumptions set forth in the Non-Consolidation/True Contribution Opinions.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE CONTRIBUTED PORTFOLIO

Section 7.1. Rights of the Contributee.

(a) After the occurrence or declaration of the Final Maturity Date, the Contributor hereby authorizes the Contributee, the Servicer, the Collateral Agent and the Administrative Agent and/or their respective designees or assignees to take any and all steps in Contributor’s name and on behalf of the Contributor that the Contributee, the Servicer, the Collateral Agent or the Administrative Agent and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Contributed Portfolio and to enforce or protect the Contributee’s, the Collateral Agent’s and the Administrative Agent’s rights under this Agreement, including endorsing the name of the Contributor on checks and other instruments representing Interest Collections and Principal Collections and enforcing such Contributed Portfolio.

(b) Except as set forth in Sections 6.1 and 6.2 with respect to the purchase or Substitution of certain Loan Assets, the Contributee shall have no obligation to account for, replace, substitute or return any Contributed Portfolio to the Contributor. The Contributee shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Contributor, irrespective of whether such Interest Collections and Principal Collections and charges are in excess of the Contribution Value for such Contributed Portfolio.

(c) The Contributee shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Contributed Portfolio and all of the Contributee’s right, title and interest in, to and under this Agreement, pursuant to the Loan and Servicing Agreement.

(d) The Contributee shall have the sole right to retain any gains or profits created by buying, selling or holding the Contributed Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2. Rights With Respect to Loan Asset Files.

At any time when a Servicer other than Solar Senior Capital has been designated pursuant to Article VI of the Loan and Servicing Agreement, the Contributor shall, at the Contributee’s, the Collateral Agent’s, the Collateral Custodian’s, the Backup Servicer’s or the Administrative Agent’s request, assemble all of the Loan Asset Files which evidence the Contributed Portfolio originated by the Contributor (and subject to any restrictions set forth in any underlying license or similar contracts) deliver any software used in connection therewith or related thereto), or which are otherwise necessary or desirable to collect such Contributed Portfolio, and make the same available to the Contributee, the Collateral Agent, the Collateral Custodian, the Backup Servicer or the Administrative Agent at a place selected by the Contributee, the Collateral Agent, the Collateral Custodian, Backup Servicer, the Administrative Agent or their designee.

Section 7.3. Notice to Collateral Agent, Administrative Agent and each Lender Agent.

The Contributor agrees that, concurrently with its delivery to the Contributee, copies of all notices, reports, documents and other information required to be delivered by the Contributor to the Contributee hereunder shall be delivered by the Contributor to the Collateral Agent, the Administrative Agent, the Backup Servicer and each Lender Agent.

ARTICLE VIII.

CONTRIBUTOR TERMINATION EVENTS

Section 8.1. Contributor Termination Events.

(a) If any of the following events (each a “Contributor Termination Event”) shall have occurred:

(i) the Contributor shall fail to pay (A) any amount due pursuant to Section 6.1 in accordance with the provisions thereof or (B) any other amount required to be paid by the Contributor hereunder within two Business Days of the date when due; or

(ii) either the Contributor shall fail to observe or perform any covenant or agreement in any material respect applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Contributor by the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or the Contributee and (ii) the date on which the Contributor acquires knowledge thereof; or

(iii) any representation, warranty or certification made by the Contributor in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect when made or deemed made, which has a Material Adverse Effect and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Contributor by the Administrative Agent, the Collateral Agent (at the direction of the Administrative Agent) or the Contributee and (ii) the date on which a Responsible Officer of the Contributor acquires knowledge thereof; provided that a Contributor Termination Event shall not be deemed to have occurred under this paragraph (iii) based upon a Contributor Receipt Event if the Contributor shall have complied with the provisions of Section 6.1 in respect thereof; or

(iv) (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Contributor in an involuntary case under the Bankruptcy Code or any other Bankruptcy Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (B) (1) any involuntary case is commenced against the Contributor under any Bankruptcy Law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Contributor, or over all or a substantial part of the property of the Contributor, shall have been entered, an interim receiver, trustee or other custodian of the Contributor for all or a substantial part of the property of the Contributor is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Contributor, and (2) any event referred to in clause (B)(1) above continues for 60 days unless dismissed, bonded or disclosed; (C) the Contributor shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Bankruptcy Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Bankruptcy Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (D) the making by the Contributor of any general assignment for the benefit of creditors; (E) the inability or failure of the Contributor generally to pay its debts as such debts become due; or (F) the board of directors of the Contributor authorizes action to approve any of the foregoing; or

(v) the occurrence of (A) an Event of Default set forth in Section 7.01 of the Loan and Servicing Agreement (past any applicable notice or cure period provided in the definition thereof) or (B) the Final Maturity Date; or

(vi) the Contributor has been terminated as Servicer following a Servicer Termination Event with respect to the Servicer under the Loan and Servicing Agreement; or

(vii) a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Contributor under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which Section 430(k) of the Code or Section 303(k) of ERISA applies unless there shall have been delivered to the Administrative Agent and each Lender Agent satisfactory proof of release of such Lien; or

(viii) any Lien in an amount equal to or greater than $25,000,000 has been asserted against or imposed on, any real or personal property of the Contributor pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of the Contributor; or

(ix) a Federal tax notice of Lien, in an amount equal to or greater than $25,000,000, shall have been filed against the Contributor unless there shall have been delivered to the Administrative Agent and each Lender Agent satisfactory proof of release of such Lien;

then, (A) in the case of any Contributor Termination Event described in paragraph (iv), (v)(A), (vi), (vii), (viii) or (ix) above, the obligation of the Contributee to Receive Contributed Portfolio from the Contributor shall thereupon automatically terminate without further notice of any kind, which is hereby waived by the Contributor, (B) in the case of any Contributor Termination Event described in paragraph (v)(B) above, the obligation of the Contributee to Receive Contributed Portfolio from the Contributor shall thereupon terminate without notice of any kind, which is hereby waived by the Contributor unless both the Contributee and the Contributor agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Contributor Termination Event, so long as such Contributor Termination Event shall be continuing, the Contributee or the Administrative Agent may terminate the Contributee’s obligation to Receive Contributed Portfolio from the Contributor by written notice to the Contributor (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”); provided, that, in the event of any involuntary petition or proceeding as described in paragraphs (iv)(A) and (iv)(B) above, the Contributee shall not Receive Contributed Portfolio from the Contributor unless such involuntary petition or proceeding is dismissed, bonded or discharged within 60 days of the filing of such petition or the commencement of such proceeding.

Section 8.2. Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Contributor’s and the Contributee’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Contributor pursuant to Articles III and IV and the provisions of Sections 6.1 and 6.2, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 5.1, 10.2, 10.8, 10.9, 10.10, 10.12, 10.13, 10.14 and 10.17 shall be continuing and shall survive any termination of this Agreement.

ARTICLE IX.

INDEMNIFICATION.

Section 9.1. Indemnification by the Contributor.

(a) Without limiting any other rights which the Contributee, any assignee of the Contributee or any such Persons’ respective shareholders, officers, directors, employees, agents, or Affiliates (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Contributor hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement excluding, however, (a) any such amounts resulting solely from any gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party as determined in a final decision by a court of competent jurisdiction or (b) Loan Assets that are uncollectible due to the Obligor’s financial inability to pay. Without limiting the foregoing, the Contributor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (a) or (b) above):

(i) any Person’s use, ownership or operation of any Underlying Collateral to the extent that such use, ownership or operation took place prior to the Contribution Date with respect to the related Contributed Portfolio;

(ii) any action taken by the Contributor, other than in accordance with this Agreement, in respect of any portion of the Contributed Portfolio;

(iii) any Taxes (other than Taxes based upon the net or gross income of an Indemnified Party and Taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, stamp or license Taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Contributor under this Agreement and imposed against such Indemnified Party. Without limiting the foregoing, in the event that the Contributee, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, the Backup Servicer, any Lender, any Lender Agent or the Administrative Agent receives actual notice of any Contribution Taxes arising out of the Contribution of any Contributed Portfolio from the Contributor to the Contributee under this Agreement, on written demand by such party, or upon the Contributor otherwise being given notice thereof, the Contributor shall pay, and otherwise indemnify and hold the Contributee, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, the Backup Servicer, each Lender, each Lender Agent and the Administrative Agent harmless, on an after-tax basis, from and against any and all such Contribution Taxes (it being understood that the Contributee, the Collateral Agent, the Collateral Custodian, the Account Bank, the Servicer, the Backup Servicer, the Lenders, the Lender Agents and the Administrative Agent shall have no contractual obligation to pay such Contribution Taxes);

(iv) the failure by the Contributor to pay when due any Taxes due by the Contributor for which the Contributor is liable, including without limitation, sales, excise or personal property Taxes payable in connection with the Contributed Portfolio;

(v) the gross negligence, willful misconduct or bad faith of the Contributor in the performance of its duties under this Agreement or by reason of reckless disregard of the Contributor’s obligations and duties under this Agreement;

(vi) any failure of the Contributor to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Contributor or any Affiliate thereof to perform its respective duties under any Contributed Portfolio;

(vii) the failure of any Contributed Portfolio to comply with all requirements of Applicable Law as of its Contribution Date;

(viii) the failure by the Contributor to comply with all requirements of Section 6.1 hereof;

(ix) the failure by the Contributor to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, any Transaction Document or with any Applicable Law;

(x) any representation or warranty made or deemed made by the Contributor, or any of its officers, under or in connection with this Agreement or any other Transaction Document, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered;

(xi) the failure to vest and maintain vested in the Contributee an undivided ownership interest in the Contributed Portfolio, together with all Interest Collections and Principal Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Receipt or at any time thereafter;

(xii) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Contributed Portfolio, whether at the time of any Receipt or at any subsequent time;

(xiii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Contributed Portfolio (including, without limitation, a defense based on the Contributed Portfolio not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

(xiv) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Contributor to qualify to do business or file any notice or business activity report or any similar report;

(xv) any action taken by the Contributor in the enforcement or collection of any Contributed Portfolio which results in any claim, suit or action of any kind pertaining to the Contributed Portfolio or which reduces or impairs the rights of the Contributee with respect to any Loan Asset or the value of any such Loan Asset;

(xvi) any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Contributor or the Contributed Portfolio including any vicarious liability;

(xvii) the commingling of Interest Collections and Principal Collections on the Contributed Portfolio at any time with other funds of the Contributor;

(xviii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds by the Contributor or the security interest in the Contributed Portfolio granted hereunder;

(xix) any failure by the Contributee to give reasonably equivalent value to the Contributor in consideration for the transfer by the Contributor to the Contributee of any item of the Contributed Portfolio or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xx) the failure of the Contributor or any of its agents or representatives to remit to the Contributee Interest Collections and Principal Collections on the Contributed Portfolio remitted to the Contributor or any such agent or representative as provided in this Agreement; or

(xxi) failure or delay in assisting the Backup Servicer or any other successor Servicer in assuming each and all of the Servicer’s obligations to service and administer the Collateral Portfolio in accordance with the Loan and Servicing Agreement, or failure or delay in complying with instructions from the Administrative Agent with respect thereto.

(b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Contributor to the Indemnified Party within five Business Days following such Person’s demand therefor.

(c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Contributor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party, on the one hand, and the Contributor as the case may be, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) Indemnification under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(e) The obligations of the Contributor under this Section 9.1 shall survive the termination of this Agreement.

Section 9.2. Assignment of Indemnities.

The Contributor acknowledges that, pursuant to the Loan and Servicing Agreement, the Contributee shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Contributee hereunder and may in turn assign such rights, and (b) the obligations of the Contributor under this Article IX shall inure to the Collateral Agent, on behalf of the Secured Parties. The Contributor agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Contributee, the indemnities set forth in this Article IX.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Liability of the Contributor. The Contributor shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Contributor and with respect to its representations and warranties expressly set forth hereunder.

Section 10.2. Limitation on Liability. Except with respect to any claim arising solely out of the willful misconduct or gross negligence of the Lenders as determined in a final decision by a court of competent jurisdiction, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party, no claim may be made by the Contributor or any other Person against the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Contributor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.3. Amendments; Limited Agency. Except as provided in this Section 10.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Contributee and the Contributor and consented to in writing by the Administrative Agent, the Collateral Agent and the Majority Lenders. The Contributee shall provide not less than ten Business Days’ prior written notice of any such amendment to the Administrative Agent, the Collateral Agent, each Lender and each Lender Agent.

Section 10.4. Waivers; Cumulative Remedies. No failure or delay on the part of the Contributee (or any assignee thereof) or the Contributor, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.5. Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below:

Contributee

SUNS SPV LLC

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Nicholas Radesca

Facsimile: (212) 993-1698

Phone: (212) 993-1668

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Facsimile No.: (213) 891-8763

Email: dominic.yoong@lw.com

Contributor

Solar Senior Capital Ltd.

500 Park Avenue, 5th Floor

New York, NY 10022

Attention: Nicholas Radesca

Facsimile: (212) 993-1698

Phone: (212) 993-1668

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Facsimile No.: (213) 891-8763

Email: dominic.yoong@lw.com

or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile and e-mail shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

Section 10.6. Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Loan and Servicing Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Loan and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.7. Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.8. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF

THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT THAT ARTICLE II HEREOF SHALL, IN ACCORDANCE WITH 6 DEL. C. §2708, BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 10.9. Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In addition, each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the non-exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) (1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b) (1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

(b) Each of the Contributor and the Contributee agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Contributor or the Contributee, as applicable, at its address specified in Section 10.5. Nothing in this Section 10.9 shall affect the right of the Contributor or the Contributee to serve legal process in any other manner permitted by law.

Section 10.10. Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Contributee, any assignee of the Contributee or any such Person’s respective shareholders, officers, directors, employees, agents, or Affiliates under Article IX hereof, the Contributor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Contributee or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing and inspection), renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-

of-pocket expenses of counsel with respect thereto and with respect to advising the Contributee or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Contributee or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) The Contributor shall pay on demand any and all stamp, sales, excise and other Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

(c) The Contributor shall pay on demand all other reasonable out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Contributee or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all costs and expenses incurred by the Contributee or its assignees in connection with periodic audits of the Contributor’s books and records.

(d) For the avoidance of doubt, costs and expenses to be paid pursuant to this Section 10.10 shall exclude all allocable overhead costs and expenses.

Section 10.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12. Bankruptcy Non-Petition and Limited Recourse; Claims. The Contributor hereby agrees that it will not institute against, or join any other Person in instituting against, the Contributee any Bankruptcy Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date. The Contributor hereby acknowledges that (i) the Contributee has no assets other than the Contributed Portfolio and rights and interests in the Transaction Documents and rights incidental thereto, (ii) the Contributee shall, immediately upon a Receipt hereunder, grant a security interest in the Contributed Portfolio to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Loan and Servicing Agreement, and (iii) Available Collections generated by the Contributed Portfolio will be applied to payment of the Contributee’s obligations under the Loan and Servicing Agreement. In addition, the Contributor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Contributee or any of its successors or assigns.

Section 10.13. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Contributee or the Contributor except as permitted by this Section 10.13 or the Loan and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Contributee will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Contributor hereby expressly consents. Upon assignment, the Contributor agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. Upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement may enforce the provisions of this Agreement, exercise the rights of the Contributee and enforce the obligations of the Contributor hereunder without joinder of the Contributee.

(c) The Administrative Agent, each Lender Agent, each Lender, the Collateral Custodian, the Collateral Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement.

Section 10.14. Waiver of Setoff.

(a) The Contributor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Contributor might have against the Contributee, the Administrative Agent, the Lenders, the Lender Agents, the Collateral Agent, the Collateral Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Contributor.

(b) The Contributee shall have the right to set-off against the Contributor any amounts to which the Contributor may be entitled hereunder and to apply such amounts to any claims the Contributee may have against the Contributor from time to time under this Agreement. Upon any such set-off, the Contributee shall give notice of the amount thereof and the reasons therefor to the Contributor.

Section 10.15. Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.16. Rights of Inspection. The Contributee and the Administrative Agent, and each of their respective representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Contributor will fully cooperate with, a reasonable number of field examinations and audits of the inventory, the Loan Assets and business affairs of the Contributor each calendar year, subject to any limitations in the Loan and Servicing Agreement. Each such inspection shall be at the sole expense of the Contributor; provided that so long as no Servicer Termination Event or Event of Default has occurred and is continuing, the Contributor shall be responsible for the costs and expenses of no more than two on-site visits in any 12-month period. The Contributee and its representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 10.16, it or its representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Contributor has a proprietary interest. The Contributee and its representatives and successors and assigns each agree that (i) it shall retain in strict confidence and shall use its reasonable efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Contributor any or all of such information, practices, books, correspondence and records furnished to them and (ii) that it will not, and will use its reasonable efforts to ensure that its representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Contributor, unless such information is generally available to the public or is required by law to be disclosed.

Section 10.17. Subordination. After giving effect to any payment relating to any indebtedness, obligation or claim the Contributor may from time to time hold or otherwise have against the Contributee or any assets or properties of the Contributee, whether arising hereunder or otherwise existing, the Borrowing Base at such time must exceed the Obligations owed by the Contributee to the Secured Parties under the Loan and Servicing Agreement. The Contributor hereby agrees that at any time during which the condition set forth in the preceding sentence shall not be satisfied, the Contributor shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Contributee owing to each Lender, each Lender Agent, the Collateral Agent, the Collateral Custodian, the Administrative Agent, the Backup Servicer or any other Secured Party under the Loan and Servicing Agreement.

Section 10.18. Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Sections 12.13 and 12.14 of the Loan and Servicing Agreement.

[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SUNS SPV LLC, as the Contributee

By:
Name:
Title:

SOLAR SENIOR CAPITAL LTD., as the Contributor

By:
Name:
Title: